EXHIBIT 10.23
                                                                   -------------
PROMISSORY NOTE
---------------

Payee:  ZAP                                                      January 6, 2005
Principal Amount:  $1,000,000


FOR VALUE RECEIVED, Smart Automobile, a California limited liability company, and Thomas Heidemann, an individual (collectively, "Maker"), hereby jointly and severally promise to pay to the order of ZAP, a California corporation ("Payee"), the principal amount set forth above and interest on the unpaid balance (before default) at the rate of five percent (5%) per annum from the date hereof until paid, with principal and interest payments commencing on the 1 year anniversary of execution, payable in 24 equal monthly installments on the first business day of each month commencing 1/7/2006 and ending with the payment on 1/7/2008. In the event of default hereunder, the unpaid principal balance shall become immediately due and payable and shall bear interest at the rate of eight percent (8%) per annum from the date of default until paid. All sums payable hereunder shall be payable to Payee at 501 Fourth Street, Santa Rosa, California 95401, or at such other place or places as may from time to time be designated by Payee.

This Note is secured by that certain Security Agreement of even date herewith between Maker and Payee.

This Note may be prepaid at any time without penalty. All sums received by Payee from Maker shall first be credited to attorney's fees and costs due hereunder, if any, then to interest due hereunder, and then to principal.

Maker hereby waives presentment for payment, protest, notice of protest, notice of non-payment, diligence in bringing suit, and the statute of limitations for enforcement of this Note. All dates and times in this Note are of the essence. In the event that this Note is placed in the hands of an attorney for collection upon Maker's default hereunder, Maker shall pay the reasonable attorney's fees and costs incurred by Payee in connection with the collection of the amounts due hereunder, whether such fees are incurred with or without legal process. In the event that attorney's fees and costs are incurred in connection with a judgment, such fees and costs shall be as awarded by the court, whether at trial or upon appeal.

If the interest to be charged under this Note would at any time exceed the maximum amount allowed by law for an obligation of this kind, the interest to be charged under this Note shall be deemed to be reduced by virtue of this provision to the maximum amount allowed by law for an obligation of this kind. No delay or omission on the part of the Payee in exercising any rights under this Note on default by Maker shall operate as a waiver of such right or of any other right under this Note for the same default or any other default.

The terms "Maker" and "Payee" shall be construed to include their respective successors, subsequent holders, assignees, heirs, executors, and administrators.

This Note shall be construed under the laws of the State of California, without reference to principles of conflicts of law. Maker hereby consents to the jurisdiction and venue of the California State courts located in Alameda County, California and the federal courts located in San Francisco, California for all purposes related to this Note. No purported amendment or modification of this Note, including an amendment or modification supported by new consideration, shall be effective unless contained in a writing executed by the party to be charged. This Note shall be binding upon and inure to the benefit of the respective legal and personal representatives, devisees, heirs, successors and assigns of Maker and Payee.

Executed as of the month and date first written above.


                                               Smart Automobile, a California
                                               limited liability company

                                               By: /s/ Thomas Heidemann
                                                   --------------------------
                                                       Thomas Heidemann

                                               Title:  President
                                                       "Maker"